INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Balchem Corporation:

         We consent to the incorporation by reference in each of (i) the Registration Statement (No. 333-44489) on Form S-8 of Balchem Corporation (the "Company") relating to the Company's 401(k)/Profit Sharing Plan, (ii) the Registration Statement (No. 33-35912) on Form S-8 of the Company relating to the Company's Stock Option Plan for Directors and (iii) the Registration Statement on Form S-8 (No. 33-35910) of the Company relating to the Company's Incentive Stock Option Plan of our report dated February 7, 1997, relating to the consolidated statements of operations of Balchem Corporation and subsidiaries, stockholders' equity and cash flows for the year ended December 31, 1996, which report appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

                                         /s/ Judelson, Giordano, Siegal, CPA, PC
                                         ---------------------------------------
                                             Judelson, Giordano, Siegal, CPA, PC

Middletown, New York
March 25, 1999